Exhibit 99.1

MariMed
Inc.
10 Oceana Way, 2nd Floor
Norwood, MA 02062
Phone: 781-277-0007
October 31, 2023

Dear Jon Levine and David Allen:

I resign my position as Chief Financial Officer of MariMed Inc. and any other position I may hold in MariMed or any of its affiliates effective immediately.

Kind Regards,
/s/ Susan M. Villare
Susan M. Villare